Intermodal & Automotive

Mike McClellan

Vice President –

Intermodal & Automotive Marketing

Good Morning,

I’m Mike McClellan and I’m pleased today to further review Norfolk Southern’s Intermodal and Automotive Businesses

TransWorks &
Modalgistics
0.3%
Automotive
33.0%
Intermodal
52.0%
Thoroughbred
Direct
2.4%
Triple Crown
12.3%

NS’ Intermodal and Automotive
Business
2006 Net Revenue: $2.92 Billion

Conventional Intermodal

Automotive

Triple Crown

Thoroughbred Direct

Transworks

Modalgistics

The Intermodal and Automotive business at NS is comprised of 6 units representing 31% of NS’ revenue. The conventional Intermodal business--the movement of containers and trailers on railcars--is the largest revenue producer at just over $1.5 billion in 2006.

The Automotive business--consisting of vehicle shipments and parts in boxcars--produced $974 million in 2006.

Triple Crown--NS’ Roadrailer-based trucking company--generated almost $360 million.

Thoroughbred Direct, or TDIS, is NS’ door-to-door logistics service provider and accounted for $70 million.

The last two businesses, Transworks and Modalgistics, produced negligible revenue for NS, but are critical parts of our service offering. Transworks provides the technology that drives Triple Crown, TDIS and outside customers' operating systems. Modalgistics provides logistics modeling, optimization and other technical supply chain services for internal and external NS customers.

700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
2001 2002 2003 2004 2005 2006
Vehicle Parts
Vehicles
Total Automotive

Boxcar Parts 21%
Other/Int'l Vehicles 21%
"Big 3" Vehicles 58%

Automotive
Volume History and Mix

2001 – 2006 Volume

2006 Volume Mix

Vehicle CAGR: 0.32%

Turning to the Automotive business, NS has the largest rail volume of automotive business in North America, and Norfolk Southern’s strong position with the “Big 3”, in particular Ford, has been a challenge over the past 6 years.

Despite this situation, Norfolk Southern’s vehicle business has actually eked out slight growth in this period. The decline in the automotive business has been almost solely driven by declines in automotive parts moving in traditional boxcar services.

Looking at our three business segments within Automotive, the percentage of parts shipments has been declining rapidly. Within the vehicle business, shipments from the international producers have increased versus the “Big 3”. Last year 37% of vehicles assembled in North America had foreign nameplates, up from 34% in 2005, and we believe the share will grow progressively as more production is cut by GM and Ford and the transplants add more capacity. Ford, GM and Chrysler, however, still comprise a large share of NS’ vehicle business.

Automotive
Environment and Outlook –

Low point of production in North America in 2007

Financial and share pressures on “Big 3”

Pending “Big 3” plant closings

Ford St Paul, MN               Mid-2008

Ford Wixom, MI                    May-07

Ford Norfolk, VA                 Jun-07

GM Doraville, GA               Mid-2008

DCX Newark, DE               Mid-2009

Continued interest in new plant development in
U.S. by foreign manufacturers

U.S. vehicle sales have remained stronger this year than expected, but are still well below 2006. As Don showed earlier, sales are expected to decline for the year into the 16.2 – 16.4 million unit range, down from 16.5 million units last year. North American production is expected to bottom out in 2007 at 15.3 million units.

The good news for the rail industry is that foreign manufacturers continue to prefer assembling vehicles in North America versus importing product. Further, it is important to note that rail remains the preferred mode for efficiently shipping finished vehicles in North America, with 70% of vehicles moving via rail in the U.S.  These two facts bode well for the position of rail vehicle shipments in North America.

Automotive
Business Growth and Improvement Initiatives

“Unilevel” Program Launch

Transportation of Class 5 – 8 vehicles

International parts business growth

New plants/production in NS territory:

Toyota – Lafayette, IN             2007

Honda – Greensburg, IN    2008

BMW – Greer, SC                             2009 (second plant)

Toyota – Tupelo, MS                  2010

Opportunities for growth and expansion in the automotive business remain for NS. On the vehicles side, NS plans to begin expanding its product offering for the door-to-door shipment of Class 5 though 8 vehicles, such as vans, buses and Class 8 tractors. This business is almost entirely untapped by the U.S. rail carriers. The conveyance for penetrating this market will be the “Unilevel” railcar pictured on the right of this slide.

As parts production moves overseas, NS is accelerating its commercial efforts to secure more auto parts shipments, leveraging its extensive international Intermodal network and logistics capabilities.

And finally, as shown here, some major new assembly plants and plant expansions announced for Norfolk Southern’s service territory will help backfill declines from the “Big 3” and provide opportunities for growth.

These initiatives, plus ongoing service and productivity improvement efforts, cause us to remain optimistic about the strategic position of our parts and vehicle business.

350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
2001
2002
2003
2004
2005
2006

Auto Parts 34%
Retail 49%
Consumer Products 17%

Triple Crown
Volume History and Mix

2001 – 2006 Volume

2006 Volume Mix

CAGR: 3.3%

Triple Crown is Norfolk Southern’s Roadrailer-based trucking company. As measured by revenue, Triple Crown is one of the top 50 motor carriers in the United States. Having a top motor carrier in our portfolio that provides door-to-door retail services off of an Intermodal platform provides NS a unique view of the trucking industry and over-the-road market.

Triple Crown serves non-traditional Intermodal lanes of 600 to 1500 miles in the Midwest, Northeast, and Texas.

Despite limited increases to its fleet size, Triple Crown has produced year-over-year volume growth in this highly competitive segment. Over the past several years, Triple Crown’s traditional auto-parts business has declined and been replaced with increasing retail and consumer products shipments, a shift that promotes more stability in our freight volumes throughout the year.

Triple Crown
Outlook and Business Growth Initiatives

Environment and Outlook

Slowdown in automotive shipments

Tempered motor carrier pricing and excess capacity

Demand for high quality “truck-like” IM services

Growth Initiatives

1500 trailers added to fleet in 2007 – 2009

Great Plains market expansion in 2007

Expansion of Ohio Valley services in 2008

Triple Crown is facing the same market environment as all of the motor carriers and domestic Intermodal providers. Shipment volume is down and pricing is volatile. Triple Crown’s position with the “Big 3” in auto parts has also tempered volumes in 2007.

Despite this, the demand for high quality, truck-competitive Intermodal services in the medium length of haul lanes remains strong as shippers look to shave costs from their transportation bills. As such, we believe that the growth prospects for Triple Crown are solid. Beginning in 2007, NS is purchasing 1500 new trailers for Triple Crown - 500 units per year in 2007, 2008 and 2009. While some of these will be used as replacement units, the purchase will result in an at least a 1200 unit increase in Triple Crown’s 7000 trailer fleet.

Coupled with this fleet growth will be expansion of the services in to the Great Plains in 2007 and the Ohio Valley in late 2008. We believe all of these trends and initiatives will drive consistent growth for this segment.

3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
2001
2002
2003
2004
2005
2006

Premium
10%
Truckload
18%
Non-
Asset/IMC
17%
Int'l
55%

Conventional Intermodal
Volume History and Mix

2001 – 2006 Volume

2006 Volume Mix

CAGR: 7.1%

NS has the largest Intermodal network in the East, and the largest portfolio of premium Intermodal services in this territory. We deliver almost 3 million conventional loads through 53 terminals and ports, and directly interchange with 6 major rail partners.

Since 2001, Norfolk Southern’s conventional Intermodal business, including TDIS, has grown by 1 million units, or over 50%.

During this period, while there has been growth in all of our segments, the greatest growth has been in the International segment, which now represents well over 50% of NS’ conventional Intermodal volume.

Conventional Intermodal
Current Environment

Domestic

Soft domestic shipping

Tempered motor carrier pricing and excess capacity

Demand for high quality “truck-like” Intermodal services in shorter haul lanes

International

Soft International shipping and imports

Rapid increase in all-water services

Increased drayage capacity impacting
some shorter lengths of haul

On the Domestic side, like Triple Crown, we are seeing slight declines in the overall volume of shipments driven primarily by the housing and automotive segments, as well as recent weakness in retail sales. However, as we discussed earlier, there is increasing demand for Intermodal shipments in the 600 to 1500 mile length of haul that offers considerable potential for Domestic, and International, shipment growth in the East.

On the International side, the most profound strategic shift underway right now is the increasing share of International shipments to the East Coast through all-water services that move through either the Panama or Suez Canal. Approximately 23.5% of Asian imports now come in through the East Coast, and this number is projected to increase. NS firmly believes that there will be growth in both East Coast and West Coast port shipments into the NS network; we just believe that the East Coast shipments will grow at a much faster rate. Thus, our strategies reflect product development to service both coasts.

Increasing highway congestion

Secular changes in motor carrier business

Driver Shortages

Increased cost structures from fuel, equipment,
insurance and wages

Transition of motor carriers to “bi-modal” providers

Conventional Intermodal
Longer Term Competitive Environment

In the longer term, with regard to the competitive relationship between motor carriers and the rails, we believe that there are secular changes occurring in the cost structure and capacity available in the motor carrier industry.

We have all driven on the highways recently and we have all seen congested roadways with increasing frequency.  I'll talk more about this in a minute.

Truck driver recruiting and other pressures on motor carriers costs, such as increasing fuel and equipment costs, are real and will impact the ability of motor carriers to compete with an improving Intermodal product.

These dynamics in the motor carrier business are not just our opinion; they are recognized by many major motor carriers as real factors that will affect their business. As such, many motor carriers are developing or have developed extensive and expanding Intermodal capabilities as part of their core strategy.

CANADA
Pacific Ocean
MEXICO
Atlantic Ocean
Gulf of Mexico

US Department of Transportation
Federal Highway Administration
Office of Freight Management and Operations
Freight Analysis Framework

National Highway System Estimated Peak Period Congestion

(1998)

NHS Highways
- Below Capacity
- Approaching Capacity
- Exceeding Capacity

We talked about highway congestion, and this map depict the U.S. Department of Transportation’s estimates of congested highway segments in 1998.

Note on this map that most of the congestion is centered around major metropolitan areas in the U.S.

CANADA
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
MEXICO

US Department of Transportation
Federal Highway Administration
Office of Freight Management and Operations
Freight Analysis Framework

National Highway System Estimated Peak Period Congestion

(2020)

NHS Highways
Below Capacity
Approaching Capacity
Exceeding Capacity

Now look at the DOT’s 2020 projections. Not only is there more congestion in the major metropolitan areas, but in smaller markets as well. Further, there now appear entire corridors of congested highway segments, particularly in the east.

Look specifically at the highway routes between the Central Southeast and the Northeast along the I-85, I-75 and particularly the I-81 corridors. Traffic on major sections of these highways will exceed planned capacity by 2020. Keep this in mind as we lay out our new corridor strategy later in this discussion.

Increasing demand for higher quality, truck-like
intermodal services

Increasing containerized import and export traffic

Higher growth rates in all-water services to East Coast

Increased demand for shorter-haul gateway
services

Intermodal Business Drivers

Given the growth in International container trade and the dynamics in the motor carrier industry that we just reviewed, NS believes that there are three major trends that will define eastern Intermodal in the next decade. They are:

One – increasing demand for higher quality, truck-like Intermodal services in the 600 to 1500 miles length of haul.

Two – continued increases in International containerized trade with a rising share of all-water services driving more rail services off of the East Coast; and

Three – Increased demand for services between the Mississippi River gateways and markets within 250 miles of those gateways.

Conventional Intermodal:
 Business Growth and Improvement Initiatives

Continuous productivity
improvement initiatives

New product launches in 2007
and 2008

New terminal capacity on line in
2007 and 2008

Improving service levels

Capitalizing on these three trends will require continued improvements in productivity, new products, new network capacity and improved service levels. At this point I would like to turn my attention to our efforts on these four fronts.

Intermodal Productivity
Improvements

25.2

30.4

35.6

Driver Dwell (minutes/gate cycle)

1.91

2.16

2.47

Destination Dwell (in days)

72%

65%

61%

53’ Chassis Utilization

4.00

3.96

3.91

Car Utilization (platforms days/load)

4,937

4,805

4,749

Average Train Length (in feet)

25.28

26.71

26.53

Revenue Loads/Crew Start

2007 YTD

2006

2005

At the core of any operating environment is continuous process and productivity improvement. In the past two years, NS has achieved significant improvements in Intermodal operating metrics. The green indicates further improvement in 2007. Even in 2007, a year of reduced volume, 4 of our 6 key productivity metrics have improved in the Intermodal business, helping to ensure a competitive cost structure. We believe that the other two metrics will turn green by the end of the year as volumes improve.

Two of the most significant recent improvements in productivity have been driver dwell and destination dwell. Driver dwell, which measures the number of minutes it takes a drayman to move through an NS terminal, has improved by 30%. With over 10 minutes saved per truck move, over $60 million in cost has been removed from NS’ Intermodal service offering, which cost savings have been shared among customers, draymen, Intermodal partners and NS.

Second, the dwell time of equipment at our terminal has improved by 22%. This creates two important benefits. First, lower dwell improves equipment cycle time and reduces cost per load. Second, reduced dwell time frees up parking capacity at terminals, which in turn increases overall capacity to accommodate growth.

Montréal
CANADA
Albany
Ayer
Toronto
Buffalo
Taylor
Rutherford
North Jersey Terminals
Croxton
E-Rail
Elizabeth Marine Terminal (Port of NY/NJ
Philadelphia Terminal
Morrisville
Navy Yard
Pittsburgh
Baltimore/Marine Terminals
Front Royal
orfolk/Marine terminals
Greensboro
Charlotte
Charleston/Marine Terminal
avannah ICTF
Jacksonville/Talleyrand
Marine Terminal
Ft. Lauderdale
Miami

New / Second Facility

NS Expansion

Port Expansions

2006–2007 Port & Terminal Improvements

Howland
Hook / NYCT

EMT

Intermodal

To NS
Croxton

Port of NY/NJ

APM/Maersk Terminal in
Portsmouth

Garden
City
Marine
Terminal

Mason
ICTF

While capacity utilization at terminals is improving, we believe that continued increases in capacity are required to keep up with the strategic growth in the business. The map above shows those terminal improvements that we are making in 2006 and 2007. At the same time, there are some significant capacity improvements underway at East Coast ports that will impact NS’ Intermodal business. In New Jersey, expansions at both Elizabeth Marine Terminal and the newly opened New York Container Terminal (NYCT) are well underway, and NS is planning new rail services for NYCT later this year.

In Hampton Roads, Maersk is preparing to open their massive APM Virginia terminal in Portsmouth, VA, one of the largest private port investments ever made in the U.S.  Major improvements at the Virginia Port Authority’s facilities are also underway.

In Savannah, the Georgia Port Authority is expanding their On-Dock Intermodal Container Transfer Facility (ICTF) which is served solely by NS. We believe that all three of these major port developments validate the projection for increased East Coast port share.

Norfolk Southern Railway and its Railroad Operating Subsidiaries
NS Trackage & Haulage Rights

Corridor Capacity Projects

Memphis

Charlotte

Atlanta

New Jersey

Philadelphia

Harrisburg

Chicago

Kansas City

Buffalo

Cincinnati

Columbus

Dallas

Boston

Norfolk

While railroads talk a lot about terminal investment and de-bottlenecking of key line segments, NS is taking this a step further by focusing on more strategic developments of entire freight corridors.

The most notable of these developments so far are the Meridian Speedway, Norfolk Southern’s joint venture with the KCS, and the Heartland Corridor between Norfolk and the Midwest. Later this morning we will introduce our next – but not necessarily last – corridor initiative: the I-81 Crescent Corridor. As you can see, it complements our other corridor projects very well.

While all three of these corridors have a decidedly Intermodal bias, it is important to note that all the improvements to these routes will result in a meaningful improvement to all of NS' businesses.

Evansville
Lexington
IL
KY
Nashville
TN
Knoxville
Asheville
NC
Chattanooga
Huntsville
Tupelo
Austell
Atlanta
Birmingham
Columbus
Bessemer
Tuscaloosa
Texarkana
Dallas
Fort Worth
MS
Monroe
Jackson
Vicksburg
Montgomery
Columbus
GA
Albany
AL
TX
LA
Alexandria
Hattiesburg
Mobile
FL
Tallahassee
Baton Rouge
Gulfport
Beaumont
Lake Charles
Houston
Port Arthur
New Orleans
Galveston
To Larado
Meridian Speedway (KCS)
Meridian to Atlanta (NS)
Shreveport to Dallas (KCS)
NS System
KCS System
KCS Trackage/Haulage
KCS Shortline Connections
All Other Railroads

  Meridian Speedway Improvements

  40 miles of new track completed

  75 miles of crossties replaced

  150 miles of ballast and surface work completed

  45 miles of formerly non-signaled territory
converted to centralized train control

Shreveport

Meridian

To KCS, BNSF, UP

To NS Network

Our first major corridor development was the Meridian Speedway, LLC, NS’ joint venture with the KCS. This $260 million corridor investment is well underway with over $115 million invested to date.

When complete by 2010, the Meridian Speedway will provide track speeds of 60 miles per hour on over 80% of the route, and 50 miles per hour on an additional 10% of the route. The shortest possible rail route from Southern California to the Southeast is over the Meridian Speedway.

The Meridian Speedway will not only provide improved Transcon services with the western carriers, but will provide improved services to and from the Dallas market in conjunction with the KCS.

Meridian Speedway
Already Contributing to Service Advances

Comparison of L.A. to Atlanta Running Times

2006 Standard Run Time:                             100 hours

2006 Premium Run Time:                               78 hours

Current MSLLC Premium Run Time:          74 hours

Goal:                                                                   68 hours or less

While it's interesting to talk about capacity improvements, it’s always a pleasure to talk about real service and transit time gains.

The investments on the Meridian Speedway have already allowed NS to improve transit times to the Southeast. Recently, UP and NS launched the fastest available service by far between L.A. and Atlanta, and we are confident that with continued planned improvements in the corridor, additional transit time and consistency improvements are available over this new route.

OHIO
Columbus
Rickenbacker
Ashville
Circleville
Chillicothe
Portsmouth
Ironton
Kenova
Pritchard
KENTUCKY
Williamson
Welch
Bluefield
WEST VIRGINIA
Roanoke
Christiansburg
Lynchburg
VIRGINIA
Petersburg
Norfolk
Suffolk

The Heartland Corridor Projects:

                    Mainline Clearance Project:            $150mm

                    Heartland Route requiring no improvements

                     Roanoke, Terminal              $22mm

                     Prichard, WV Terminal                         $19mm

Central Corridor Total                 $191mm

Government Funding

                     Federal   $95mm

                     Ohio            $1mm

                     Virginia   $22mm

                     West Virginia        $15mm

Total Government                                                $133mm

                    Columbus Rickenbacker, Terminal

The Heartland
Corridor

The second major corridor improvement underway at Norfolk Southern is the Heartland Corridor, depicted by the heavy green and yellow lines on this map. Overall, the Heartland Corridor is comprised of over 35 distinct construction projects on the route between Norfolk and Columbus. The core of the project will be improving the vertical clearance to approximately 22’ in 28 tunnels through West Virginia in a line segment depicted in yellow above. By doing this, NS will be able to accommodate double-stack trains moving between Norfolk and the Midwest. The clearances will be open in 2009 with full project completion in 2011.

In addition, the core project consists of two new terminals in the Prichard, WV and Roanoke, VA areas. Outside of the Heartland Corridor project are significant other investments in the route, including NS’ new Intermodal facility in Columbus as well as the Maersk terminal in Portsmouth. In fact, the entire planned investment in rail and terminal projects between Hampton Roads and Columbus exceeds $800 million

The Heartland Corridor is a truly unique project in that it is the largest public-private partnership orchestrated on the NS. Of the $191 million in funds being spent on the core projects, almost two-thirds are funded by public sources. This public-private split exemplifies NS' position on public funding: NS will contribute to all projects up to a level that produces a reasonable return on investment if the public is prepared to invest in project segments to which a public benefit accrues.

Groveport Rd
to I-270
North Campus
116 Acres
Building 572
Building 624
Rohr Rd
SR 317
Alum Creek Dr
Port Rd
SR 317
Rail Campus
460 Acres
Pontius Rd
Rowe Rd
Air Cargo
Campus
350 Acres
Rickenbacker
Parkway
Ashville Pike
Airbase Rd
Shepherd Rd
Intermodal
Campus
420 Acres
Rickenbacker
Intermodal Terminal
300 Acres

            Global Logistics
Park - Rickenbacker

GLP – Rickenbacker is NS’ first
integrated logistics park

Located 18 miles from Columbus

Over 15,000 acres of existing or
planned development

Anchored by NS’ new 300 acre
intermodal facility and the
Rickenbacker airport

Integrates intermodal, carload
and logistics capabilities

Intermodal shipments begin at
the end of this year

Another major project associated with the Heartland Corridor is the development of the Global Logistics Park in Columbus, OH. This is NS’ first truly integrated logistics park in conjunction with the Columbus Regional Airport Authority and Duke Realty.

Anchored by a new Intermodal terminal on almost 500 acres of land, this Global Logistics Park – Rickenbacker is the largest of 5 key logistics parks either developed or being developed in the U.S. Over 15,000 acres of developable land surrounds the facility, and over 30 million square feet of warehousing and distribution is in close proximity. With this facility, NS will almost double its Intermodal capacity in the critical Columbus market.

Benefits of Heartland Corridor and
GLP - Rickenbacker

Heartland Corridor

220 route mile reduction between Norfolk and Midwest

Productivity gains

Freight diverted from congested NS routes

Improvement in NS’ competitive position with Hampton
Roads ports

GLP – Rickenbacker

Fully integrated logistics center

Concentrated mobility between truck, intermodal, railcar
and air cargo

Reduction in drayage expense for customers

East Coast and Transcon Access

Combined, the Heartland Corridor and the Global Logistics Park – Rickenbacker are core components of our strategy to address the growing all-water trade to the East Coast as well as projected increases in transcon freight to the Ohio Valley.

The Heartland corridor project will allow NS to shave over 220 miles from its double-stack route between Norfolk and the Midwest, allowing NS to eliminate at least 17 million unit miles from its Intermodal network. Not only will this provide meaningful productivity gains, but will significantly improve our capacity and competitive position in serving the growing all-water trade through Hampton Roads.

In addition to the shortest possible rail miles between Norfolk and Columbus, this route is a high-speed, multiple track railroad that has considerable available capacity on it due to changes in coal sourcing. When the clearances are done, NS will be able to offer a rapid, overnight stack service between the ports in Hampton roads and the Midwest.

Rickenbacker will also provide a quantum leap for NS – not only in terms of facility capacity and bi-coastal capabilities, but in the consolidation of Intermodal, distribution and carload services in one integrated location.

Norfolk Southern Railway and its Railroad Operating Subsidiaries
NS Trackage & Haulage Rights
I-81 Crescent Corridor

Memphis

Charlotte

Atlanta

New Jersey

Philadelphia

Harrisburg

Chicago

Kansas City

Buffalo

Cincinnati

Columbus

Dallas

Boston

Norfolk

Introducing the “I-81 Crescent
Corridor”

NS’ third and most ambitious major corridor initiative so far is the I-81 Crescent Corridor pictured here.

The Crescent Corridor Represents
Significant Freight Potential for NS

Long haul intermodal services along I-20, I-40, I-
75, I-85 and I-81 Corridors are largely undeveloped

Significant highway congestion along portions of
these routes, particularly in Virginia

NS estimates that there are over 1 million divertible
truckloads in this corridor

Existing intermodal and motor carrier interest in
developing services in this corridor

The Crescent Corridor project will link key markets in the Northeast, Mid-Atlantic, and Central Southeast with high quality rail Intermodal services.

This project is intended to make NS more competitive for freight moving primarily on the I-40, I-75 and I-81 interstates. This project will also link in with the Meridian Speedway and ultimately allow the KCS and NS to expand its market along this corridor in and out of Texas via Dallas.

Intermodal services in these corridors are largely underdeveloped, and in some cases non-existent, and highway congestion on the parallel interstates is increasingly severe.

Overall, we believe that there are over 1 million divertible truckloads in this corridor, and many of our service partners are eager to have us launch these services.

SOUTH DAKOTA
MINNESOTA
WISCONSIN
MICHIGAN
CANADA
Toronto
NEW YORK
MASS.
CONN.
Boston
NEBRASKA
IOWA
Chicago
Milwaukee
Detroit
New York
Philadelphia
PENNSYLVANIA
KANSAS
ILLINOIS
INDIANA
OHIO
Indianapolis
Columbus
Kansas City
Washington D.C.
Baltimore
WEST VIRGINIA
VIRGINIA
UNITED STATES
MISSOURI
KENTUCKY
Nashville
NORTH CAROLINA
Charlotte
OKLAHOMA
Oklahoma City
ARKANSAS
Memphis
TENNESSEE
SOUTH CAROLINA
Fort Worth
Dallas
TEXAS
MISSISSIPPI
ALABAMA
GEORGIA
LOUISIANA
San Antonio
Houston
Jacksonville
Atlantic Ocean
Gulf of Mexico
FLORIDA
Monterrey
THE BAHAMAS

Market Assessment of Freight
Volumes

The map above depicts the density of highway freight movement between Texas, the central Southeast and the Northeast. The darker sections show areas of higher freight density.

The objective of this corridor initiative is to link these markets with fast, consistent and economical rail services that are competitive with single driver truckload transit times.

Led by JB Hunt, several major U.S. motor carriers with vast operations in these markets provided an unprecedented level of support in our assessment of the market by providing extensive traffic data, market intelligence, and service requirements. The cooperation from the motor carriers marks a new level of engagement between NS and our service partners and provides a good indication of the level of demand we can expect for services in these markets.

Gaining Highway Freight Will
Require a Better Product

High quality services competitive with single-driver
transit times

28 new trains will be introduced as the network is
developed

Access for all motor carriers, Intermodal marketing
companies and private fleets with rail trailers
and/or containers

Given the length of haul involved, we know that this product will need to have broad market reach, provide exceptional service, and expand capacity overall.

With 28 new planned trains for the network and significant network investment, NS believes that it can meet all of these services objectives.

In terms of channel to market, our intent is to make this service available to all motor carriers, steamship lines, Intermodal marketing companies and private fleets with Intermodal compatible trailers and containers. NS will be providing some equipment to non-asset based companies, and Thoroughbred Direct will offer first-mile and last-mile services to those companies that are less familiar with Intermodal operations.

Transit Times Will be Truck
Competitive

Targeted Schedules

Memphis

Harrisburg – 30 hours

Memphis

Philadelphia – 43.3 hours

Knoxville

New Jersey – 30 hours

The transit times targeted for lanes in the Crescent Corridor are expected to be competitive with single driver motor carrier transit times.

The three lanes above are examples of our targeted transit times, and while these are fast for NS, they are not any faster than some of our current premium schedules. The big difference is that currently these types of speeds are only achieved on high-speed, high-capacity lines such as our Chicago to Harrisburg route. The network improvements envisioned for the Crescent Corridor will provide the same kinds of capacity, track speed and redundancy – relative to the volume of trains on these lines – that we need to operate at speeds comparable to our East-West lines.

I-81 Crescent Corridor
Route Improvements

Memphis

Charlotte

Primary Route

Improvement Areas

Chicago

Columbus

Cincinnati

Harrisburg

North Jersey

Philadelphia

Atlanta

Manassas

Lynchburg

Knoxville

As such, the key to consistently achieving these truck competitive transit times will be core investments along our routes linking the Central Southeast and the Northeast.

As shown earlier, the Crescent Corridor will use the route from Atlanta to Harrisburg via Lynchburg and Manassas, as well as the route from Memphis through Knoxville and up the Shenandoah Valley paralleling I-81.

The majority of our planned investments along this route are on the corridor between Memphis and Roanoke, Meridian and Atlanta, and then between Manassas through North Jersey. These investments will be a combination of improved track speeds, the addition of sidings and second tracks, certain signaling projects, and other de-bottlenecking projects. These route structure investments comprise the largest portion of the total investment required for the Crescent Corridor.

Norfolk Southern Railway and its Railroad Operating Subsidiaries
NS Trackage & Haulage Rights
I-81 Crescent Corridor

Targeted and Existing I-81
Crescent Corridor Terminals

Memphis

Charlotte

Atlanta

North Jersey

Philadelphia

Harrisburg

Chicago

Kansas City

Buffalo

Cincinnati

Columbus

Dallas

Allentown

The second largest portfolio of investments will be in Intermodal terminals. The areas on the map you see here represent the core terminal investments that NS will be making along its system. Most of the investments will be in expanding existing facilities or markets along the NS network. In addition though, two new terminals are planned for the network: one in Central Maryland and one in Eastern Tennessee.

The remaining investments for the Crescent Corridor will include locomotives, railcars and Intermodal equipment such as containers and chassis. Overall projections for the corridor exceed $2.0 billion, although some of these investments, particularly the railcars and equipment might be acquired through operating leases.

The I-81 Crescent Corridor
The imperative for public investment

Safety

Highway congestion mitigation

Deferred/reduced highway maintenance expense

Deferred/reduced highway expansion requirement

Environmental benefits

Emissions

Land use

Fuel Consumption

Economic Development

Like the Heartland Corridor, where state and Federal funding comprised almost two-thirds of the project cost, public investment for the Crescent Corridor will be imperative as well.

As with the Heartland Corridor, we believe that the public should be prepared to invest for benefits that it receives from public-private partnerships. Further, we believe that the public can derive significant benefits from this initiative, not the least of which are safety as well as considerable potential reductions in green-house gas emissions with the conversion from truck to Intermodal.

A gap exists between the level of investment that NS can justify and the total costs of the project. Public investment will need to fill this gap. To that end, the Commonwealth of Virginia, which has been one of the most progressive states on these public-private partnerships matter, has already stepped up to provide $40 million of investment to help launch the Crescent Corridor.

I-81 Crescent Corridor
Development

Investments to begin in 2008

First new or improved services rolled out in 2009

Network completion by 2013

We still have considerable work to do in launching this network. If our efforts in securing public support progress, we believe that we can begin making investments in this network in 2008 and see traffic benefits beginning in 2009.

Depending on the pace of investment, this network could be up and running as early as 2013.

I-81 Crescent Corridor Summary

NS prepared to develop high quality, truck
competitive services in broad geographic market

I-81 Crescent Corridor offers significant growth
opportunity for Norfolk Southern

Over 1 million divertible loads at 2006 volume levels

Investment will be considerable and will require
public investment to complete

The I-81 Crescent Corridor project represents an entirely new level of commitment to Intermodal services in the eastern United States by NS.

With this investment in a high speed, high consistency network, we believe that there are over 1 million divertible truckloads annually to NS’ Intermodal network. We can begin to capitalize on that potential as early as 2009.

NS has already invested extensive resources on this project, and we will commit more resources to the project in the future. However, bringing this project to fruition is going to require public support, and we look forward to working with all of the public entities along the Crescent Corridor to bring this project to fruition

Norfolk Southern’s Intermodal
and Automotive Business

Strong record of growth

Leverages service, logistics, and technology
capabilities of NS’ Intermodal and Automotive
businesses

Broad portfolio of profitable, high-growth Initiatives
across the lines of business

In closing, despite some current weaknesses, we believe that the opportunity for growth and productivity improvements exists in all 6 of NS’ complementary Intermodal and Automotive businesses.

While the automotive business is weak right now, we believe that the market will bottom out over the next 18 months. Combined with some important automotive initiatives, NS remains bullish on our ability to profitably grow Automotive in the years ahead.

The Intermodal businesses have offered strong increases over the past several years, and NS will be investing even more to capitalize on what we believe is a meaningful opportunity for growth. The Meridian Speedway, the Heartland Corridor, and now the Crescent Corridor, will not only propel our Intermodal businesses as they come on line, but will in fact provide a better network for all customers using Norfolk Southern.

Thank you